Exhibit 10.1

BROADCOM INC.
2012 STOCK INCENTIVE PLAN
(amended and restated April 5, 2021)
ARTICLE ONE
GENERAL PROVISIONS
I.PURPOSE OF THE PLAN
This 2012 Stock Incentive Plan, formerly known as the Broadcom Corporation 2012 Stock Incentive Plan, was adopted by Broadcom Corporation’s Board of Directors on February 16, 2012 and was approved by Broadcom Corporation’s shareholders at the annual meeting of shareholders on May 15, 2012. The Plan was amended and restated by the Broadcom Corporation Board of Directors on February 13, 2014 and again on January 28, 2015, and was amended by the Board of Directors of Broadcom Limited and the Board on February 1, 2016 and on April 4, 2018, respectively. The Plan was subsequently amended and restated by the Board on February 5, 2021 (the “Board Approval Date”), subject to approval of the Corporation’s stockholders at the annual meeting of stockholders on April 5, 2021 (the “2021 Annual Meeting”). The Plan is intended to promote the interests of Broadcom Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.
Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.
II.STRUCTURE OF THE PLAN
A.The Plan is divided into two equity incentive programs:
•the Discretionary Grant Program, under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase Shares or stock appreciation rights tied to the value of such Shares, and
•the Stock Issuance Program, under which eligible persons may be issued Shares pursuant to restricted stock or restricted stock unit awards or other stock-based awards, made by and at the discretion of the Plan Administrator, that vest upon the completion of a designated service period and/or the attainment of pre-established performance milestones, or under which Shares may be issued through direct purchase or as a bonus for services rendered to the Corporation (or any Parent or Subsidiary).
B.The provisions of Articles One and Four shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.
III.ADMINISTRATION OF THE PLAN
A.The Discretionary Grant and Stock Issuance Programs shall be administered by the Plan Administrator, provided, that, any discretionary Awards to members of the committee that serves as the Plan Administrator for such service must be authorized and approved by a disinterested majority of the Board.
B.Members of the committee appointed by the Board as the Plan Administrator shall serve for such period as the Board may determine and may be removed by the Board at any time.

C.The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant and Stock Issuance Programs under its jurisdiction or any Award thereunder.
D.Service on the Compensation Committee, or other committee appointed by the Board as the Plan Administrator, shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee, or other committee appointed by the Board as the Plan Administrator, shall be liable for any act or omission made in good faith with respect to the Plan or any Award under the Plan.
IV.ELIGIBILITY
A.The persons eligible to participate in the Discretionary Grant and Stock Issuance Programs are as follows:
(i)Employees,
(ii)non-employee members of the Board or the board of directors of any Parent or Subsidiary, and
(iii)Consultants who provide services to the Corporation (or any Parent or Subsidiary).
B.The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine (i) with respect to Awards made under the Discretionary Grant Program, which eligible persons are to receive such Awards, the time or times when those Awards are to be made, the number of Shares to be covered by each such Award, the status of any awarded option as either an Incentive Option or a Non-Statutory Option, the exercise price per Share in effect for each Award (subject to the limitations set forth in Article Two), the time or times when each Award is to vest and become exercisable, the maximum term for which the Award is to remain outstanding and such other terms of Awards as the Plan Administrator may deem appropriate in its discretion, and (ii) with respect to Awards under the Stock Issuance Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the number of Shares subject to each such Award, the vesting schedule (if any) applicable to the Shares subject to such Award, the cash consideration (if any) payable for such Shares and such other terms of Awards as the Plan Administrator may deem appropriate in its discretion.
C.The Plan Administrator shall have the absolute discretion to grant options or stock appreciation rights in accordance with the Discretionary Grant Program and to effect stock issuances or other stock-based awards in accordance with the Stock Issuance Program.
V.STOCK SUBJECT TO THE PLAN
A.The Shares issuable under the Plan shall be authorized but unissued Shares, including Shares subject to Prior Awards and Shares repurchased by the Corporation on the open market. Subject to any additional Shares authorized by the vote of the Board and approved by the stockholders, the aggregate number of Shares reserved for issuance under the Plan from and after the Effective Date shall be (i) the number of Shares subject to outstanding Prior Awards, plus (ii) 20,000,000 Shares. The maximum number of Shares that may be issued pursuant to Incentive Options granted from and after the Effective Date shall equal the number of Shares available for grant under this Section V.A. of Article One, to the extent allowable under Section 422 of the Code and the rules thereunder.

B.No one person participating in the Plan may be granted Awards for more than 4,000,000 Shares in the aggregate per calendar year.
C.Shares subject to outstanding Awards under the Plan, which for purposes of this paragraph shall include Shares subject to outstanding Prior Awards, shall be available for subsequent issuance under the Plan to the extent those Awards expire or terminate for any reason prior to the issuance of the Shares subject to those Awards. Unvested Shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original exercise or issue price paid per Share pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of Shares reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance under the Plan. In addition, should the exercise price or base price of an Award under the Plan be paid with Shares, the authorized reserve of Shares under the Plan shall be reduced only by the net number of Shares issued under the exercised Award. Should Shares otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the issuance, exercise, vesting or settlement of an Award under the Plan, the number of Shares available for issuance under the Plan shall be reduced only by the net number of Shares issued with respect to that Award.
D.Shares issued under awards granted by another entity (“other entity awards”) and assumed by the Corporation in connection with a merger, consolidation, stock purchase or similar transaction, or issued by the Corporation under awards substituted for other entity awards in connection with a merger, consolidation, stock purchase or similar transaction, shall not reduce the Shares available for Awards under the Plan, nor shall Shares subject to such assumed or substituted other entity awards be added back to the Shares available for issuance under the Plan.
E.If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of Shares, exchange of Shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration or should the value of outstanding Shares be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year, (iii) the number and/or class of securities and the exercise or base price per Share (or any other cash consideration payable per Share) in effect under each outstanding Award under the Discretionary Grant Program, and (iv) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per Share thereunder. To the extent such adjustments are to be made to outstanding Awards, those adjustments shall be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under those Awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.
VI.CHANGE IN CONTROL
A.Unless otherwise provided in the applicable Award Agreement or another applicable agreement between the Optionee or the Participant and the Corporation or any Parent or Subsidiary, any Award that is outstanding immediately prior to a Change in Control will not vest, lapse (including, without limitation, with respect to forfeiture restrictions or rights of repurchase), and/or become exercisable (as applicable) solely as a result of the Change in Control, but will instead (i) be assumed by the Successor, (ii) continued in full force and effect pursuant to the terms of the Change in Control transaction, or (iii) replaced with a cash retention program of the Successor that preserves the spread existing at the time of the Change in Control on the Shares as to which the Award is not otherwise at that time vested and exercisable, and such Award, as so assumed, continued or replaced, will vest, become exercisable or have any restrictions lapse pursuant to the terms of such Award in effect immediately prior to the Change in Control, subject to subsections (i)-(ii) below.
(i)A Performance-Based Award shall not be deemed to have been assumed, continued or replaced in accordance with Section VI.A of Article One unless the following conditions are satisfied: (i) Performance-Based Awards for which the Performance Period has been completed as of the date of the Change in Control but have not yet been paid will be assumed, continued or replaced based on actual performance during the Performance Period; and (ii) Performance-Based Awards for which the Performance Period has not been completed as of the date of the Change in Control will be deemed to have been achieved at one hundred percent (100%) of target levels for the entire Performance Period (and not pro rata); provided that, in each case, the Performance-Based Awards will continue to be subject to any time-based vesting conditions that were applicable to the Performance-Based Awards prior to their assumption, continuation, or replacement but they will not be subject to any performance goals or metrics following the consummation of the Change in Control.
(ii)The determination of whether an Award is assumed, continued or replaced in accordance with Section VI.A of Article One shall be made by the Plan Administrator, as constituted immediately before the applicable Change in Control, in its sole discretion.
B.No Assumption, Continuation or Replacement of Award. Unless otherwise provided in the applicable Award Agreement or another applicable agreement between the Optionee or the Participant and the Corporation or any Parent or Subsidiary, if for any reason outstanding Awards are not assumed, continued, or replaced pursuant to Section VI.A of Article One, such outstanding Awards will be subject to the following rules, in each case effective immediately prior to the Change in Control but conditioned upon completion of such Change in Control, with any corresponding payments made as soon as reasonably practicable after the Change in Control, but no later than within 30 days following the date of the Change in Control:
(i)Discretionary Grant Program Awards. All Awards made under the Discretionary Grant Program will become fully vested and exercisable. If an Optionee does not exercise all Awards made under the Discretionary Grant Program prior to the Change in Control, the Plan Administrator will pay such Optionee in exchange for the cancellation of each such unexercised Award the difference between the exercise price or base price per Share of such Award (as applicable) and the per Share consideration provided to other similarly situated shareholders in such Change in Control, with such payment to be made in cash and/or Shares at the Plan Administrator’s discretion (less applicable Withholding Taxes); provided, however that if any such payment is to be made in Shares, the Plan Administrator may in its discretion, provide such Optionees the consideration provided to similarly situated stockholders in such Change in Control; provided further, however, that if the exercise price or base price of such Award exceeds the aforementioned consideration provided, then such Award will be canceled and terminated without any payment.
(ii)Stock Issuance Program Awards that are not Performance-Based Awards. All restrictions imposed on Awards made under the Stock Issuance Program that are not performance-based will lapse and be of no further force and effect, such that all such Awards made under the Stock Issuance Program will become fully vested. Such Awards made under the Stock Issuance Program will be settled (if applicable) and paid in cash and/or Shares at the Plan Administrator’s discretion; provided, however that if any such payment is to be made in Shares, the Plan Administrator may in its discretion, provide such holders the consideration provided to other similarly situated stockholders in such Change in Control.
(iii)Performance-Based Awards. All Performance-Based Awards for which the Performance Period has been completed as of the date of the Change Control but have not yet been paid will vest and be paid in cash and/or Shares at such time at the Plan Administrator’s discretion, with all performance goals to be deemed achieved at actual performance. Moreover, unless otherwise provided in the applicable Award Agreement or another applicable agreement between the Optionee or the Participant and the Corporation or any Parent or Subsidiary, all Performance-Based Awards for which the Performance Period has not been completed as of the date of the Change in Control will, with respect to each applicable performance goal and other vesting criteria, be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, and vest and be paid out for the entire Performance Period (and not pro rata), with the manner of payment to be made in cash or Shares at the Plan Administrator’s discretion; provided, however that if any such payment is to be made in Shares, the Plan

Administrator may in its reasonable discretion, provide such holders the consideration provided to other similarly situated stockholders in such Change in Control.
C.Other Change in Control Matters.
(i)Immediately following the consummation of the Change in Control, all outstanding Awards shall terminate and cease to be outstanding, except to the extent assumed by the Successor or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction.
(ii)Awards outstanding shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets, subject to Section V.E of Article One.
(iii)Notwithstanding any other provision of the Plan or any Award Agreement provision, the provisions of Section VI of Article One may not be terminated, amended, or modified in any manner that adversely affects any then-outstanding Award or Optionee or Participant without the prior written consent of the Optionee or Participant, unless for the purpose of complying with Applicable Laws or regulations.
ARTICLE TWO
DISCRETIONARY GRANT PROGRAM
I.OPTION TERMS
Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.
A.Exercise Price.
(i)    The exercise price per Share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the option grant date. Notwithstanding the foregoing, options may be granted with an exercise price per Share of less than one hundred percent (100%) of the Fair Market Value per Share on the option grant date pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)    The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:
(a)    cash,
(b)     Shares valued at Fair Market Value on the Exercise Date and held for the period (if any) necessary to avoid any additional charges to the Corporation’s earnings for financial reporting purposes, or
(c)    to the extent the option is exercised for vested Shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm (designated by the Corporation) to effect the immediate sale of the purchased Shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds, as determined by the Corporation, to cover the aggregate exercise price payable for the purchased Shares plus all Withholding Taxes to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased Shares directly to such brokerage firm to complete the sale, or
(d)    if Optionee ceases Service for any reason other than Misconduct and the entire exercise period applicable to the option remaining after such cessation of Service falls within a trading blackout period which the Corporation may impose from time to time, the Plan Administrator may, in its discretion, permit the Corporation (either at the time the option is granted or at any time thereafter) to (a) automatically exercise such portion of the option which has not been exercised previously on the last business day of the exercise period and (b) automatically withhold on such day a number of Shares subject to the option having a Fair Market Value (measured as of the exercise date) equal to (i) the aggregate exercise price of the Shares with respect to which the option is being exercised and (ii) the amount necessary to satisfy Withholding Taxes; provided, that such automatic exercise shall only occur if the Fair Market Value per Share on the last business day of the exercise period of the option is equal to or greater than 101% of the exercise price per Share of the option and, provided, further, that the Plan Administrator shall have the discretionary authority to revoke or amend this Section I.A.2.iv. of this Article Two (and any related provisions in an applicable Award Agreement) at any time without the consent of Optionee.
Except to the extent the procedure set forth in either Section I.A.2.iii. or Section I.A.2.iv. of this Article Two is utilized, payment of the exercise price for the purchased Shares must be made on the Exercise Date.
B.Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of Shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date. An option shall not be exercisable for any fractional Shares.
C.Effect of Termination of Service.
(i)    The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:
(a)Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option or as otherwise specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee, but no such option shall be exercisable after the expiration of the option term.
(b)Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance.
(c)Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two (regardless of whether Optionee’s Service is terminated for Misconduct), all those options shall terminate immediately and cease to be outstanding.

(d)During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested Shares for which that option is at the time exercisable. No additional Shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any Shares for which the option has not been exercised.
(ii)    The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:
(a)extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or
(b)    permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional options in which the Optionee would have vested had the Optionee continued in Service.
D.Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the Shares subject to the option until such person shall have exercised the option, paid the exercise price for and become a holder of record of the purchased Shares.
E.Repurchase Rights. The Plan Administrator shall have the discretion to grant options that are exercisable for unvested Shares. Should the Optionee cease Service while holding such unvested Shares, the Corporation shall have the right to repurchase, at the exercise price paid per Share, any or all of those unvested Shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.
F.Transferability of Options. The transferability of options granted under the Plan shall be governed by the following provisions:
(i)Incentive Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death.
(ii)Non-Statutory Options. Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be assigned in whole or in part during the Optionee’s lifetime by gift or pursuant to a domestic relations order to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or one or more such Family Members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.INCENTIVE OPTIONS
The terms specified below, together with any additions, deletions or changes thereto imposed from time to time pursuant to the provisions of the Code governing Incentive Options, shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options that are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.
A.Eligibility. Incentive Options may be granted only to Employees.
B.Exercise Price. The exercise price per Share shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the option grant date.
C.Dollar Limitation. Notwithstanding any Award’s designation as an Incentive Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Corporation and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Incentive Options will be treated as Non-Statutory Options. For purposes of the foregoing limitation, options shall be deemed to become first exercisable in the applicable calendar year based on the chronological order in which they were granted, except to the extent otherwise provided under Applicable Laws or regulations.
D.10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per Share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Share on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.
E.Grant Date Limitation. Incentive Options shall not be granted after ten (10) years following the Board Approval Date.
III.STOCK APPRECIATION RIGHTS
A.Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.
B.Types. Two types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”), and (ii) standalone stock appreciation rights (“Standalone Rights”).
C.Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.
(i)    One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying stock option for Shares or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of Shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested Shares. The base price per Share of any Tandem Rights shall be set in accordance with Section I.A.1 of Article Two and Sections II.B and D. of Article Two, as applicable.
(ii)    No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section III may be made in Shares valued at Fair Market Value on the option surrender date, in cash, or partly in Shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.
(iii)    If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant. No Tandem Rights shall have a maximum term in excess of ten (10) years measured from the grant date.
D.Standalone Rights. The following terms and conditions shall govern the grant and exercise of Standalone Rights under this Article Two:
(i)    One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Standalone Right not tied to any underlying option under this Discretionary Grant Program. The Standalone Right shall relate to a specified number of Shares and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Standalone Right have a maximum term in excess of ten (10) years measured from the grant date. Upon exercise of the Standalone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the Shares underlying the exercised right over (ii) the aggregate base price in effect for those Shares.
(ii)    The number of Shares underlying each Standalone Right and the base price in effect for those Shares shall be determined by the Plan Administrator in its sole discretion at the time the Standalone Right is granted. In no event, however, may the base price per Share be less than the Fair Market Value per underlying Share on the grant date.
(iii)    Standalone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder’s lifetime, except by gift to one or more Family Members of the holder or to a trust established exclusively for the holder and/or such Family Members or pursuant to a domestic relations order covering the Standalone Right as marital property.
(iv)    The distribution with respect to an exercised Standalone Right may be made in Shares valued at Fair Market Value on the exercise date, in cash, or partly in Shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.
(v)    The holder of a Standalone Right shall have no stockholder rights with respect to the Shares subject to the Standalone Right unless and until such person shall have exercised the Standalone Right and become a holder of record of Shares issued upon the exercise of such Standalone Right.
E.Post-Service Exercise. The provisions governing the exercise of Tandem and Standalone Appreciation Rights following the cessation of the recipient’s Service or the recipient’s death shall be substantially the same as those set forth in Section I.C of this Article Two for the options granted under the Discretionary Grant Program.
F.Net Counting. Upon the exercise of any Tandem or Standalone Right under this Section III, the share reserve under Section V of Article One shall be reduced only by the net number of Shares actually issued by the Corporation upon such exercise, and not by the gross number of Shares as to which such Tandem or Standalone Right is exercised.
G.    Repricing of Awards Made Under the Discretionary Grant Program. Without first obtaining approval of the stockholders of the Corporation, neither the Board nor the Plan Administrator shall approve either (a) the cancellation of Awards of outstanding stock options or stock appreciation rights and the grant in substitution therefore of new stock options or stock appreciation rights having a lower exercise price or base price, as the case may be, or (b) the amendment of outstanding Awards of stock options or stock appreciation rights to reduce the exercise price or base price, as the case may be, thereof. This paragraph shall not be construed to apply to: (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies” within the meaning of Section 424 of the Code; or (ii) adjustments made pursuant to Sections V.E or VI.A of Article One herein.
ARTICLE THREE
STOCK ISSUANCE PROGRAM
I.STOCK ISSUANCE TERMS
A.Issuances. Shares may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by an Award Agreement that complies with the terms specified below. Shares may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units, awarded by and at the discretion of the Plan Administrator, that entitle the recipients to receive the Shares underlying those awards or units upon the attainment of designated performance goals and/or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units.
B.Issue Price.
(i)    The price per Share at which Shares may be issued under the Stock Issuance Program shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the issuance date.
(ii)    Shares may be issued under the Stock Issuance Program for any of the following items of consideration that the Plan Administrator may deem appropriate in each individual instance:
(a)    cash;
(b)    past services rendered to the Corporation (or any Parent or Subsidiary); or
(c)    any other valid form of consideration permissible under the General Corporation Law of the State of Delaware at the time such Shares are issued.
C.Vesting Provisions.
(i)    Shares issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service and/or upon attainment of specified performance objectives and/or upon the Participant’s attainment of retirement eligibility (as defined in the applicable Award Agreement). The elements of the vesting schedule applicable to any unvested Shares issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Award Agreement. Shares may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units that entitle the recipients to receive the Shares underlying those awards and/or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the Participant’s attainment of retirement eligibility (as defined in the applicable Award Agreement) or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.
(ii)    The Plan Administrator shall also have the discretionary authority to structure one or more Awards under the Stock Issuance Program so that the Shares subject to those Awards shall vest (or vest and become issuable) upon the achievement of pre-established performance goals, including, without limitation, goals based on total stockholder return. Such performance goals may be based upon the attainment of specified levels of the Corporation’s performance relative to the performance of other entities and may also be based on the performance of any or all of the Corporation’s business groups or divisions thereof or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned, and a maximum level of performance at which an award will be fully earned. The Plan Administrator may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective shall be interpolated on a straight-line basis.
(iii)    Any new, substituted or additional securities or other property that the Participant may have the right to receive with respect to the Participant’s unvested Shares by reason of any stock dividend, stock split, recapitalization, combination of Shares, exchange of Shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration or a substantial reduction in the value of outstanding Shares as a result of a spin-off transaction or an extraordinary dividend or distribution, shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested Shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.
(iv)    The Participant shall have the right to vote unvested Shares issued to the Participant under the Stock Issuance Program. The Participant shall not have the right to vote the Shares subject to a restricted stock unit or share right award until that award vests and the Shares are actually issued thereunder. Dividend-equivalent units may be credited, either in cash or in actual or phantom Shares, on outstanding unvested Shares issued under the Stock Issuance Program or restricted stock unit or share right awards, subject to such terms and conditions as the Plan Administrator may deem appropriate, provided that any applicable dividend and dividend equivalent amounts with respect to unvested Shares or any Share underlying any Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied or lapsed and shall be forfeited if all of such conditions or restrictions are never satisfied or lapse.
(v)    Except as otherwise provided in the Plan or the applicable Award Agreement, should the Participant cease to remain in Service while holding one or more unvested Shares issued under the Stock Issuance Program or a restricted stock unit award or share right award under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested Shares, then those Shares shall be immediately surrendered to the Corporation for cancellation, the Participant shall have no further stockholder rights with respect to those Shares, and/or no Shares or other consideration shall actually be issued to the Participant in satisfaction of such awards, as applicable. To the extent the surrendered Shares were previously issued to the Participant for consideration paid in cash, cash equivalent or otherwise, the Corporation shall repay to the Participant the same amount and form of consideration as the Participant paid for the surrendered Shares.
(vi)    The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested Shares that would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those Shares. The Plan Administrator shall also have the discretionary authority to issue vested Shares under one or more outstanding share right awards or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.
ARTICLE FOUR
MISCELLANEOUS
I.TAX WITHHOLDING
A.Corporation’s obligation to deliver Shares upon the issuance, exercise or vesting of Awards under the Plan shall be subject to the satisfaction, as determined by the Corporation, of all Withholding Taxes. The Corporation shall have the right to determine the manner in which Withholding Taxes are provided for, and need not apply the same manner of providing for Withholding Taxes for all Optionees or Participants.
B.In addition to the automatic withholding provision set forth in Section I.A.2.iv of Article Two, the Plan Administrator may, in its discretion, provide any or all Optionees or Participants to whom Awards are made under the Plan with the right to utilize the following methods to satisfy all or part of the Withholding Taxes to which those holders may become subject in connection with the issuance, exercise or vesting of those Awards.
(i)    Share Withholding. The election to have the Corporation withhold, from the Shares otherwise issuable upon the issuance, exercise or vesting of those Awards a portion of those Shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the Optionee or Participant and make a cash payment equal to such Fair Market Value directly to the appropriate taxing authorities on such individual’s behalf. The Shares so withheld shall not reduce the number of Shares authorized for issuance under the Plan.
(ii)    Share Delivery. The election to deliver to the Corporation, at the time the Award is issued, exercised or vests, one or more Shares previously acquired by such Optionee or Participant (other than in connection with the issuance, exercise or vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by such holder. The Shares so delivered shall not be added to the Shares authorized for issuance under the Plan.
(iii)    Cash Payment by the Optionee or Participant. The election for the Optionee or Participant to tender to the Corporation a cash payment equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by such holder.
II.COMPLIANCE WITH SECTION 409A OF THE CODE
The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Optionee or Participant shall not be considered to have terminated Service with the Corporation, or a Parent or Subsidiary, for purposes of the Plan and no payment shall be due to the Optionee or Participant under the Plan or any Award until the Optionee or Participant would be considered to have incurred a “separation from service” from the Corporation, its Parent or any Subsidiary within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Corporation makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Optionee or the Participant (as applicable) shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.
III.SHARE ESCROW/LEGENDS
Unvested Shares issued under the Plan may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such Shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested Shares.
IV.EFFECTIVE DATE AND TERM OF THE PLAN
A.The Plan shall be effective immediately on the Effective Date.
B.The Plan shall terminate upon the earliest to occur of (i) the date on which all Shares available for issuance under the Plan shall have been issued as fully-vested Shares or (ii) the termination of all outstanding Awards in connection with a Change in Control. All Awards outstanding at the time of Plan termination shall continue to have force and effect in accordance with the provisions of the documents evidencing such Awards.
V.AMENDMENT OF THE PLAN
The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, stockholder approval will be required for any amendment to the Plan that (i) materially increases the number of Shares available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive option grants or other awards under the Plan, (iii) materially increases the benefits accruing to the Optionees and Participants under the Plan or materially reduces the price at which Shares may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, (v) expands the types of awards available for issuance under the Plan, or (vi) would require stockholder approval under any Applicable Laws, rules or regulations. In addition, the Board may not amend the Plan to remove the requirement for stockholder approval of any form of repricing of Awards made under the Discretionary Grant Program, as specified in Section IV of Article Two.
VI.USE OF PROCEEDS
Any cash proceeds received by the Corporation from the sale of Shares under the Plan shall be used for general corporate purposes.
VII.REGULATORY APPROVALS
A.The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.
B.No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal, state and foreign securities and other laws or regulations, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange on which Common Stock is then listed for trading.

VIII.NO EMPLOYMENT/SERVICE RIGHTS
Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.
APPENDIX
The following definitions shall be in effect under the Plan:
A.Applicable Laws means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
B.Award shall mean any of the following stock or stock-based awards authorized for issuance or grant under the Plan: stock option, stock appreciation right, direct stock issuance, restricted stock or restricted stock unit award or other stock-based award.
C.Award Agreement shall mean the written or electronic agreement entered into by the Corporation and the Participant setting forth the terms and provisions applicable to each Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.
D.Board shall mean the Corporation’s Board of Directors.
E.Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions, unless otherwise provided in the applicable Award Agreement or another applicable agreement between the Optionee or the Participant and the Corporation or any Parent or Subsidiary:
(i)a stockholder-approved merger or consolidation is consummated in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or
(ii)a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or
(iii)the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders or pursuant to a private transaction or series of transactions with one or more of the Corporation’s stockholders, or
(iv)a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be composed of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.
F.Code shall mean the Internal Revenue Code of 1986, as amended.

G.Common Stock shall mean the Corporation’s common stock, par value $0.001 per Share.
H.Compensation Committee shall mean the Compensation Committee of the Board.
I.Consultant shall mean any natural person, including an advisor, engaged by the Corporation or any Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Corporation’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
J.Corporation shall mean Broadcom Inc., a Delaware corporation.
K.Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.
L.Effective Date shall mean April 5, 2021, the date the Plan was approved by the Corporation’s stockholders at the annual meeting of stockholders.
M.Eligible Director shall mean a Board member who is not, at the time of such determination, an employee of the Corporation (or any Parent or Subsidiary).
N.Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
O.Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.
P.Fair Market Value per Share on any relevant date shall be determined in accordance with the following provisions:
(i)If the Common Stock is at the time traded on the Nasdaq Global Select Market (or the Nasdaq Global Market), then the Fair Market Value shall be the closing selling price per Share at the close of regular trading hours (i.e. before after-hours trading begins) on the Nasdaq Global Select Market (or the Nasdaq Global Market) on the date in question, as such price is reported by the Nasdaq Global Select Market (or the Nasdaq Global Market) either as reported on the Nasdaq website (www.nasdaq.com), or otherwise. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
(ii)If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per Share at the close of regular trading hours (i.e. before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
Q.Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.
R.Incentive Option shall mean an option that satisfies the requirements of Section 422 of the Code.
S.Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), the Optionee’s or Participant’s material failure to comply with or observe the Corporation’s rules or policies (including, without limitation, codes of conduct, employee handbooks or similar rules or policies, and including, without limitation policies prohibiting harassment (sexual or otherwise)), a material breach by the Optionee or Participant of any of the Optionee’s or Participant’s agreements with the Corporation or any Parent or Subsidiary, or any other intentional misconduct by such person adversely affecting the business or affairs or reputation of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.
T.1934 Act shall mean the Securities Exchange Act of 1934, as amended.
U.Non-Statutory Option shall mean an option not intended to satisfy the requirements of Section 422 of the Code.
V.Optionee shall mean any person to whom an Award is granted under the Discretionary Grant Program.
W.Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
X.Participant shall mean any person who is issued Shares or restricted stock units or other stock-based awards under the Stock Issuance Program.
Y.Performance-Based Awards shall mean Awards that are subject to performance vesting conditions.
Z.Performance Period shall mean the time period during which the performance vesting conditions applicable to Performance-Based Awards must be met.
AA.Plan shall mean the Corporation’s 2012 Stock Incentive Plan, as set forth in this document.
BB.    Plan Administrator shall mean the Compensation Committee or other committee appointed by the Board, which is authorized to administer the Discretionary Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, provided that the independent directors of the Board may act as the Plan Administrator with regard to any Award to the Corporation’s Chief Executive Officer.
CC.    Prior Award shall mean, individually or collectively, an Award granted under the Plan prior to the amendment and restatement of the Plan on April 5, 2021.
DD.    Securities Act shall mean the Securities Act of 1933, as amended.
EE.    Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, an Eligible Director or a Consultant, except to the extent otherwise specifically provided in the documents evidencing the Award made to such person. Service (as defined herein) shall include continued employment or service through any pre-termination notice period that is applicable to an Optionee or Participant serving in any of the foregoing capacities. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary, provided that, for the avoidance of doubt, the performance of services shall include continued employment or service through the period of time occurring during any pre-termination notice period that is applicable to such Optionee or Participant or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity.
FF.    Shares shall mean shares of the Corporation’s Common Stock, par value $0.001 per share.

GG.    Stock Exchange shall mean the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange, or their successors.
HH.    Stock Issuance Program shall mean the stock issuance program in effect under Article Three.
II.    Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
JJ.    Successor shall mean, in the event of a Change in Control, the acquiring or succeeding entity (or an affiliate thereof).
KK.    10% Stockholder shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).
LL.    Withholding Taxes shall mean the federal, state, local and non-U.S. income and employment taxes related to the issuance, exercise, vesting or settlement of the Award made to the Optionee or Participant under the Plan, in amounts determined by the Corporation in its discretion not to exceed the sum of all statutory maximum rates applicable in the Participant’s jurisdiction(s) (provided, in the case of a Participant who is an “officer” of the Corporation as defined in Rule 16a-1(f) promulgated pursuant to the 1934 Act, or any successor law (or any successor rule), that any withholding amount that exceeds the amount that is required to be withheld pursuant to the Withholding Taxes for such Participant is approved in advance by the Plan Administrator or the Board).